Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED

NOVEMBER 30, 2016, DECLARES QUARTERLY DIVIDEND AND ANNOUNCES ADDITIONAL

$20 MILLION APPORTIONMENT TO ITS STOCK REPURCHASE PROGRAM

Midlothian, TX. December 20, 2016 — Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the three and nine months ended November 30, 2016.

Highlights for continuing operations (which excludes the former Alstyle apparel segment) include:

•	Adjusted diluted earnings per share (a non-GAAP financial measure) was $0.27 for the quarter and $0.91 for the nine month period, compared to $0.33 and $1.05 for the comparative periods last year.

•	Adjusted gross profit margin (a non-GAAP financial measure) was 30.1% for the quarter and 31.4% for the nine month period, compared to 30.5% and 30.9% for the comparative periods last year.

•	Diluted earnings per share decreased from $0.33 to $0.22 for the comparative quarter and declined from $1.05 to $0.74 for the comparative nine month period.

Unless otherwise indicated, this financial overview is for the continuing operations of the Company, which are comprised of the production and sale of business forms and other business products, and excludes the discontinued operations comprised of the former Alstyle apparel segment. The combined operating results of the Company’s continued and discontinued operations for the three and nine months ended November 30, 2016 and the comparative periods for 2015 are set forth on the unaudited condensed financial information included in the tables below. Reconciliations and discussions of the use of the non-GAAP financial measures reported by the Company also are set forth below.

Financial Overview

Continuing Operations

The Company’s net sales for the third quarter ended November 30, 2016 were $88.7 million compared to $97.5 million for the same quarter last year, a decrease of 9.0%. Gross profit margin was $25.3 million, or 28.5%, as compared to 29.6% for the sequential quarter and 30.5% for the same quarter last year. Diluted earnings per share were $0.22, compared to $0.33 for the same quarter last year. Operational results were impacted by a $2.0 million charge for increased medical expenses incurred during the quarter. Excluding this charge, on a non-GAAP basis, for the quarter adjusted gross profit margin would have been 30.1% ($26.6 million), adjusted net earnings would have been $7.0 million and adjusted diluted earnings per share would have been $0.27.

The Company’s net sales for the nine month period ended November 30, 2016 were $270.3 million compared to $294.7 million for the same period last year, a decrease of 8.3%. Gross profit margin was $79.0 million, or 29.2%, as compared to $91.0 million, or 30.9% for the same period last year. Diluted earnings per share for the nine month period were $0.74, compared to $1.05 for last year’s comparable period. Operational results for the period were impacted by the Folder Express relocation of $2.7 million, incurred prior to the quarter, and the aggregate increased medical expenses of $4.3 million incurred during current and previous quarters. Excluding these charges, on a non-GAAP basis, for the nine months adjusted gross profit margin would have been 31.4% ($84.9 million), adjusted net earnings would have been $23.6 million and adjusted diluted earnings per share would have been $0.91.

During the third quarter, the Company generated EBITDA (a non-GAAP financial measure) of $12.4 million compared to $16.8 million for the comparable quarter last year. For the nine month period ended November 30, 2016, the Company generated $40.3 million of EBITDA compared to $52.0 million for the comparable period last year. Excluding both the impact of the Folder Express relocation and the aggregate increased medical expenses, on a non-GAAP basis, the Company generated adjusted EBITDA of $14.4 million, or 16.2% of sales for the three months and $47.3 million, or 17.5% of sales for the nine months ended November 30, 2016.

Combined Continued and Discontinued Operations

Earnings from the Alstyle apparel discontinued operations during the nine month period were $0.10, compared to $0.15 for the same period last year. The combined results for continued and discontinued operations for the nine months were $0.84 per diluted share compared to $1.20 for the same period in 2015. The net loss resulting from the sale of the apparel operations, net of tax, was $26.0 million, or a loss of $1.01 per share, which included the write-off of $16.0 million for foreign currency translation adjustments, or $10.3 million, net of taxes. As a result, on a combined basis, for the nine month period the Company’s continuing and discontinued operations realized a net loss of $4.4 million, or a loss of $0.17 per diluted share compared to net earnings of $30.9 million, or $1.20 per diluted share for 2016 and 2015, respectively.

Non-GAAP Reconciliations

To provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations, the Company has reported for continuing operations adjusted gross profit margin, adjusted net earnings and adjusted diluted earnings per share, each of which is a non-GAAP financial measure and each of which excludes the impact of the additional medical charges and the Folder Express relocation expense. To provide additional transparency, the Company also has included the non-GAAP financial measures of EBITDA (EBITDA is calculated as net earnings from continuing operations before interest, taxes, depreciation, and amortization), as well as adjusted EBITDA which further excludes the impact of the additional medical charges and the Folder Express relocation expense.

Management believes that these non-GAAP financial measures provide useful information to investors as a supplement to reported GAAP financial information for continued operations. Management reviews these non-GAAP financial measures on a regular basis and uses them to evaluate and manage the performance of the Company’s continuing operations. These non-GAAP financial measures provide useful information in evaluating the Company’s period-to-period performance because they eliminate certain items that the Company does not consider to be indicative of earnings from ongoing operating activities. Management believes that excluding such items provides a better understanding of the underlying trends in the Company’s operating performance and allows more accurate comparisons of the Company’s operating results for its continued operations to historical performance. In addition, EBITDA is a component of the financial covenants and an interest rate metric in the Company’s credit facility.

Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are set out in the following tables. Other companies may calculate non-GAAP adjusted financial measures differently than the Company, limiting the usefulness of the non-GAAP measures for comparison with other companies. While management believes these non-GAAP financial measures are useful in evaluating Ennis, this information should be considered as supplemental in nature and not as a substitute or an alternative for, or superior to, the related financial information prepared in accordance with GAAP. These measures should be evaluated only in conjunction with the Company’s comparable GAAP financial measures.

The following table reconciles (1) EBITDA from continuing operations, a non-GAAP financial measure, and (2) adjusted EBITDA from continuing operations, a non-GAAP financial measure, to the most comparable GAAP measure, net earnings from continuing operations (dollars in thousands).

	Three months ended		Nine months ended
	November 30,		November 30,
	2016	2015	2016	2015
Net earnings from continuing operations	$5,740	$8,595	$19,207	$26,969
Income tax expense	3,371	5,048	11,277	15,839
Interest expense	172	3	405	9
Depreciation and amortization	3,115	3,131	9,438	9,186

EBITDA from continuing operations (non-GAAP)	$12,398	$16,777	$40,327	$52,003
% of sales	14.0%	17.2%	14.9%	17.6%
Impact of additional medical charge	$2,000	$—	$4,250	$—
Impact of Folder Express relocation	—	—	2,685	—

Total of noted adjustments	2,000	—	6,935	—
Adjusted EBITDA from continuing operations (non-GAAP)	$14,398	$16,777	$47,262	$52,003

Adjusted % of sales	16.2%	17.2%	17.5%	17.6%

The following table reconciles the reported numbers to the adjusted numbers for the three and nine months ended November 30, 2016 and 2015 after the elimination of the impact associated with the additional medical charges and the Folder Express relocation expense.

	Three months ended				Nine months ended
	November 30,				November 30,
	2016		2015		2016		2015
	(in thousands, except per share amounts)
Gross profit margin, as reported	$25,292	28.5%	$29,719	30.5%	$79,024	29.2%	$91,046	30.9%
Impact of additional medical charge	1,352	1.5%	—	0.0%	2,927	1.1%	—	0.0%
Impact of Folder Express relocation	—	0.0%	—	0.0%	2,950	1.1%	—	0.0%

Total of noted adjustments	1,352	1.5%	—	0.0%	5,877	2.2%	—	0.0%

Adjusted gross profit margin (non-GAAP)	$26,644	30.1%	$29,719	30.5%	$84,901	31.4%	$91,046	30.9%

Net income from continuing operations	$5,740		$8,595		$19,207		$26,969
Impact of additional medical charge	2,000		—		4,250		—
Impact of Folder Express relocation	—		—		2,685		—

Total of noted adjustments	2,000		—		6,935		—
Income taxes on adjustments	740		—		2,566		—

Adjustments, net of taxes	1,260		—		4,369		—

Adjusted net earnings from continuing operations (non-GAAP)	$7,000		$8,595		$23,576		$26,969

Adjusted diluted earnings per share (non-GAAP)	$0.27		$0.33		$0.91		$1.05

Mr. Keith Walters, CEO of Ennis, stated, “While overall the quarter did not meet our expectations, we are pleased to report that the Folder Express operation no longer has a negative impact on our operational results. Although this operation has come a long way over the past nine months, we continue to focus on returning it to the contribution levels we believe are achievable for this business unit. As we experienced in the second quarter, operational results for the quarter continued to be impacted by medical claims. As a result, we expensed an additional $2.0 million to our medical reserve. To mitigate against further medical charges, we are implementing a new cost reimbursement program for our health plan as of the start of the new calendar year. However, while all indications are that this program should reduce our medical claims expense consistent with historical levels, actual cost savings may vary from anticipated levels. Generally, the print market continues to be fairly soft with competitive pricing, resulting in downward pressure on operating margins. Our balance sheet remains strong with a debt ratio, net of cash, of negative .07%. Our strong balance sheet supports our ability to pursue potential acquisition opportunities as they present themselves as we look to increasing the leverage of our corporate structure. Also, our cash position and operational cash flow provides us the flexibility to continue to repurchase common stock under our existing stock repurchase program as we may determine is in the Company’s and our shareholders’ best interest. We repurchased 387,352 shares of our common stock during the third quarter at an average price of $15.41, with repurchases over the last six months totaling 491,057 shares. The transition services we agreed to provide to the buyer of our former apparel business segment, Alstyle, will be concluding shortly, which should allow us to reduce related redundant costs. While market conditions continue to be challenging, we believe we are well positioned to not only provide quality products, but also products that are competitively priced.”

In Other News

On December 16, 2016 the Board of Directors declared a quarterly cash dividend of 17.5 cents a share on the Company’s common stock. The dividend is payable on February 8, 2017 to shareholders of record as of January 11, 2017.

On December 19, 2016 the Board of Directors increased the authorized amount under the Company’s stock repurchase program by an additional $20.0 million, bringing the authorized to $40.0 million and the amount now available under the program for stock repurchases to $22.4 million.

About Ennis

Since 1909, Ennis, Inc. has primarily engaged in the production and sale of business forms and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors. Ennis manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes, tags and labels and other custom products. For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a competitive environment, the Company’s ability to adapt and expand its services in such an environment and the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 29, 2016. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Ennis, Inc.

Unaudited Condensed Consolidated Financial Information

(In thousands, except share and per share amounts)

	Three months ended		Nine months ended
	November 30,		November 30,
	2016	2015	2016	2015
Condensed Consolidated Operating Results
Revenues	$88,660	$97,516	$270,316	$294,740
Cost of goods sold	63,368	67,797	191,292	203,694

Gross profit margin	25,292	29,719	79,024	91,046
Operating expenses	16,097	16,066	48,227	48,225

Operating income	9,195	13,653	30,797	42,821
Other expense	84	10	313	13

Earnings from continuing operations before income taxes	9,111	13,643	30,484	42,808
Income tax expense	3,371	5,048	11,277	15,839

Earnings from continuing operations	5,740	8,595	19,207	26,969
Income from discontinued operations, net of tax	—	2,079	2,481	3,922
Loss on sale of discontinued operations, net of tax	—	—	(26,042)	—

Net earnings (loss)	$5,740	$10,674	$(4,354)	$30,891

Weighted average common shares outstanding
Basic	25,673,824	25,684,026	25,802,658	25,665,069

Diluted	25,683,613	25,728,144	25,818,146	25,692,930

Earnings (loss) per share—basic
Earnings per share on continuing operations	$0.22	$0.34	$0.74	$1.05
Earnings per share on discontinued operations	—	0.08	0.10	0.15

	0.22	0.42	0.84	1.20
Loss per share on sale of discontinued operations	—	—	(1.01)	—

Net earnings (loss)	$0.22	$0.42	$(0.17)	$1.20

Earnings (loss) per share—diluted
Earnings per share on continuing operations	$0.22	$0.33	$0.74	$1.05
Earnings per share on discontinued operations	—	0.08	0.10	0.15

	0.22	0.41	0.84	1.20
Loss per share on sale of discontinued operations	—	—	(1.01)	—

Net earnings (loss)	$0.22	$0.41	$(0.17)	$1.20

			November 30,	February 29,
			2016	2016
Condensed Consolidated Balance Sheet Information
	Assets
Current assets
Cash			$87,865	$7,957
Accounts receivable, net			35,150	36,546
Inventories, net			27,132	27,619
Other			7,519	6,359
Current assets of discontinued operations			—	100,494

			157,666	178,975

Property, plant & equipment			46,564	50,791
Other			114,388	117,075
Long-term assets of discontinued operations			—	46,337

			$318,618	$393,178

	Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable			$10,142	$13,738
Accrued expenses			14,642	14,167
Current liabilities from discontinued operations			—	12,495

			24,784	40,400

Long-term debt			30,000	40,000
Other non-current liabilities			16,142	14,232

Total liabilities			70,926	94,632

Shareholders’ equity			247,692	298,546

			$318,618	$393,178

			Nine months ended
			November 30,
			2016	2015
Condensed Consolidated Cash Flow Information
Cash provided by operating activities			$42,560	$78,625
Cash provided by (used in) investing activities			104,919	(3,979)
Cash used in financing activities			(67,571)	(75,028)
Effect of exchange rates on cash			—	(1,780)

Change in cash			79,908	(2,162)
Cash at beginning of period			7,957	13,357

Cash at end of period			$87,865	$11,195